EXHIBIT 23

                    Consent of KPMG LLP


The Board of Directors
USFreightways Corporation

We consent to incorporation by reference in Registration Statements on Form S-8 (Nos. 33-57634, 33-58290, 33-63628, 33-79160, 333-28357)of USFreightways
Corporation of our report dated January 22, 1997 relating to the consolidated statements of operations, stockholders' equity and cash flows of USFreightways Corporation and subsidiaries for the year ended December 28, 1996 and the related financial statement schedule, which report appears in or is incorporated by reference in the December 31, 1998 annual report on Form 10-K of USFreightways Corporation.

/s/ KPMG LLP
Chicago, Illinois
March 30, 1999